Exhibit 23.2

[LETTERHEAD OF NETHERLAND, SEWELL & ASSOCIATES, INC.]

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent petroleum engineers, we hereby consent to the incorporation by reference into this Registration Statement on Form S-8 relating to Southwestern Energy Company's 401(k) Savings Plan of our Firm's name and our Firm's audit of the proved oil and gas reserve quantities as of December 31, 2004 included in Southwestern Energy Company's Form 10-K for the year ended December 31, 2004.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By	/s/ Danny D. Simmons
Danny D. Simmons
Executive Vice President

Houston, Texas
June 9, 2005